Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor / Media Contact:
Mel Stephens
(248) 447-1624

Investor Contact:
John Trythall
(248) 447- 4336

Lear Reports Record Second Quarter 2016 Results and Increases Full Year Outlook

SOUTHFIELD, Michigan, July 28, 2016 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical systems, today reported record financial results for the second quarter of 2016. Highlights include:

•	Record sales of $4.7 billion, reflecting continued growth in both segments

•	Net income of $282 million versus $182 million in the prior year

•	Record core operating earnings of $399 million, an increase of 18% from prior year, with a record margin of 8.4%, up from 7.3% a year ago

•	Earnings per share of $3.82, with adjusted earnings per share of $3.66, up 30% from prior year

•	Repurchased 2.3 million shares, approximately 3% of shares outstanding

•	Increasing full year outlook for earnings and free cash flow

“The Company’s operating fundamentals are the strongest in our history, and we are very well positioned for future growth in both of our business segments. In Seating, we have received outstanding customer response to our craftsmanship initiative and our new ‘Intelligent Seat.’ In Electrical, our electrical distribution capabilities, connected gateway modules, wireless technology and software expertise are allowing Lear to capitalize on the rapidly growing vehicle communication and connectivity mega-trend. In addition, we offer hybrid and high-power electrical systems, including 48-volt architectures, as well as the most efficient vehicle battery charging capabilities. These unique capabilities in both product segments, combined with our low-cost footprint and strong capital structure, provide Lear with a competitive advantage and will continue to drive profitable growth,” said Matt Simoncini, Lear’s president and chief executive officer.

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Second Quarter Financial Results

(in millions, except per share amounts)
	2016	2015
Reported –
Sales	$4,724.8	$4,635.1
Net income	$282.4	$181.9
Earnings per share	$3.82	$2.33
Adjusted –
Core operating earnings	$398.5	$337.4
Adjusted earnings per share	$3.66	$2.82

In the Seating segment, sales were up 2% to $3.6 billion. Excluding the impact of foreign exchange and commodity prices, sales increased 4%, reflecting the addition of new business and improved production volumes on key platforms. Segment earnings were $288 million or 7.9% of sales. Adjusted segment earnings were $302 million or 8.3% of sales. Adjusted margins improved 120 basis points from a year ago, reflecting the increase in sales and strong operating performance.

In the Electrical segment, sales were up 3% to $1.1 billion. Excluding the impact of foreign exchange and commodity prices, sales increased 5%, reflecting the addition of new business. Segment earnings were $151 million or 14.0% of sales. Adjusted segment earnings were $161 million or 14.8% of sales. Adjusted margins improved 90 basis points from a year ago, reflecting the increase in sales and favorable operating performance.

In the second quarter of 2016, net cash provided by operating activities was $529 million and free cash flow was $435 million.

For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Share Repurchase Program

During the second quarter of 2016, Lear repurchased approximately 2.3 million shares of its common stock for a total of $250 million. As of the end of the second quarter, Lear had a remaining share repurchase authorization of $595 million, which expires on December 31, 2017, and reflects approximately 7% of Lear’s total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, Lear has repurchased 38.9 million shares of its common stock for a total of $2.8 billion at an average price of $72.06 per share. This represents a reduction of approximately 37% of our shares outstanding at the time we began the program.

Full Year 2016 Financial Outlook

Lear is increasing its full year 2016 financial guidance for earnings and free cash flow based on our strong first half performance and outlook for the full year.

Our 2016 financial outlook is based on industry vehicle production assumptions of 18.0 million units in North America, up 3% from the prior year, 22.3 million units in Europe & Africa, up 3% from the prior year, and 24.0 million units in China, up 6% from the prior year. Lear’s financial outlook is based on an average full year exchange rate of $1.10/Euro.

Sales in 2016 are expected to be in the range of $18.5 billion to $18.8 billion. Core operating earnings are expected to be in the range of $1.45 billion to $1.50 billion, an increase of $50 million from the prior guidance. Free cash flow is expected to be approximately $900 million, an increase of $50 million from the prior guidance, reflecting net cash provided by operating activities of approximately $1.425 billion and capital spending of approximately $525 million.

Our effective tax rate is expected to be approximately 28%, unchanged from the prior outlook. Adjusted net income is expected to be in the range of $935 million to $975 million, up from the prior range of $900 million to $940 million.

Pretax operational restructuring costs are estimated to be about $70 million, and depreciation and amortization expense is estimated to be about $375 million, both unchanged from the prior outlook.

Non-GAAP Financial Information

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. A reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt and gains and losses on the disposal of fixed assets. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, excluding the settlement of accounts payable in conjunction with the acquisition of Eagle Ottawa, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Webcast Information

Lear will webcast a conference call to review the Company’s second quarter 2016 financial results and related matters on July 28, 2016, at 8:00 a.m. Eastern Time, through the investor relations link at http://ir.lear.com/. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until August 11, 2016, with a Conference I.D. of 84757757.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; currency controls and the ability to economically hedge currencies; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems, including those related to cybersecurity; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; the anticipated departure of the United Kingdom from the European Union; and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as supplemented and updated by the Company Quarterly Report on Form 10-Q for the quarterly period ended

July 2, 2016, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation (NYSE: LEA) is one of the world’s leading suppliers of automotive seating and electrical distribution systems. Lear serves every major automaker in the world, and Lear content can be found on more than 350 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 136,000 employees located in 36 countries. Lear currently ranks #154 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at http://www.lear.com or follow us on Twitter @LearCorporation.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	July 2, 2016	June 27, 2015
Net sales	$4,724.8	$4,635.1
Cost of sales	4,184.4	4,184.9
Selling, general and administrative expenses	154.3	151.5
Amortization of intangible assets	13.3	13.2
Interest expense	20.3	20.5
Other (income) expense, net	(23.5)	8.7

Consolidated income before income taxes and equity in net income of affiliates	376.0	256.3
Income taxes	101.0	71.9
Equity in net income of affiliates	(19.5)	(8.5)

Consolidated net income	294.5	192.9
Net income attributable to noncontrolling interests	12.1	11.0

Net income attributable to Lear	$282.4	$181.9

Diluted net income per share attributable to Lear	$3.82	$2.33

Weighted average number of diluted shares outstanding	73.9	78.1

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Six Month Period Ended
	July 2, 2016	June 27, 2015
Net sales	$9,387.7	$9,156.5
Cost of sales	8,311.6	8,280.6
Selling, general and administrative expenses	303.3	303.2
Amortization of intangible assets	26.5	26.5
Interest expense	41.4	44.9
Other (income) expense, net	(15.0)	38.7

Consolidated income before income taxes and equity in net income of affiliates	719.9	462.6
Income taxes	199.2	134.8
Equity in net income of affiliates	(36.3)	(21.8)

Consolidated net income	557.0	349.6
Net income attributable to noncontrolling interests	26.2	20.4

Net income attributable to Lear	$530.8	$329.2

Diluted net income per share attributable to Lear	$7.11	$4.19

Weighted average number of diluted shares outstanding	74.7	78.6

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	July 2, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,394.7	$1,196.6
Accounts receivable	2,987.3	2,590.0
Inventories	1,011.3	947.6
Other	542.9	552.4

	5,936.2	5,286.6

Long-Term:
PP&E, net	1,890.3	1,826.5
Goodwill	1,071.1	1,053.8
Other	1,242.9	1,238.9

	4,204.3	4,119.2

Total Assets	$10,140.5	$9,405.8

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$5.0	$—
Accounts payable and drafts	2,767.1	2,504.4
Accrued liabilities	1,629.8	1,312.1
Current portion of long-term debt	29.4	23.1

	4,431.3	3,839.6

Long-Term:
Long-term debt	1,916.4	1,931.7
Other	636.7	616.8

	2,553.1	2,548.5

Equity	3,156.1	3,017.7

Total Liabilities and Equity	$10,140.5	$9,405.8

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 2, 2016	June 27, 2015
Net Sales
North America	$1,940.8	$1,998.9
Europe and Africa	1,923.1	1,727.8
Asia	737.0	789.8
South America	123.9	118.6

Total	$4,724.8	$4,635.1

Content per Vehicle [1]
North America	$419	$441
Europe and Africa	$314	$308

Free Cash Flow [2]
Net cash provided by operating activities	$529.0	$474.6
Capital expenditures	(93.6)	(114.1)

Free cash flow	$435.4	$360.5

Depreciation and Amortization	$94.5	$84.9

Core Operating Earnings [2]
Net income attributable to Lear	$282.4	$181.9
Interest expense	20.3	20.5
Other (income) expense, net	(23.5)	8.7
Income taxes	101.0	71.9
Equity in net income of affiliates	(19.5)	(8.5)
Net income attributable to noncontrolling interests	12.1	11.0

Pretax income before equity income, interest and other (income) expense	372.8	285.5
Restructuring costs and other special items -
Costs related to restructuring actions	27.9	51.1
Acquisition costs	—	0.2
Other	(2.2)	0.6

Core operating earnings	$398.5	$337.4

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$282.4	$181.9
Restructuring costs and other special items -
Costs related to restructuring actions	27.9	51.1
Acquisition costs	—	0.2
(Gain) loss related to affiliate	(30.3)	1.8
Other	(2.8)	0.6
Tax impact of special items and other net tax adjustments [3]	(7.1)	(15.8)

Adjusted net income attributable to Lear	$270.1	$219.8

Weighted average number of diluted shares outstanding	73.9	78.1

Diluted net income per share attributable to Lear	$3.82	$2.33

Adjusted earnings per share	$3.66	$2.82

[1]	Content per Vehicle for 2015 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 2, 2016	June 27, 2015
Net Sales
North America	$3,866.9	$3,889.0
Europe and Africa	3,750.8	3,458.5
Asia	1,554.4	1,567.9
South America	215.6	241.1

Total	$9,387.7	$9,156.5

Content per Vehicle [1]
North America	$422	$450
Europe and Africa	$315	$314

Free Cash Flow [2]
Net cash provided by operating activities	$817.6	$408.0
Settlement of accounts payable in conjunction with acquisition of Eagle Ottawa	—	45.7
Capital expenditures	(181.7)	(212.9)

Free cash flow	$635.9	$240.8

Depreciation and Amortization	$184.7	$169.4

Diluted Shares Outstanding at end of Quarter [3]	72,253,226	77,403,503

Core Operating Earnings [2]
Net income attributable to Lear	$530.8	$329.2
Interest expense	41.4	44.9
Other (income) expense, net	(15.0)	38.7
Income taxes	199.2	134.8
Equity in net income of affiliates	(36.3)	(21.8)
Net income attributable to noncontrolling interests	26.2	20.4

Pretax income before equity income, interest and other (income) expense	746.3	546.2
Restructuring costs and other special items -
Costs related to restructuring actions	39.6	59.5
Acquisition costs	—	8.6
Acquisition-related inventory fair value adjustment	—	15.8
Other	(0.6)	0.9

Core operating earnings	$785.3	$631.0

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$530.8	$329.2
Restructuring costs and other special items -
Costs related to restructuring actions	39.6	59.5
Acquisition costs	—	8.6
Acquisition-related inventory fair value adjustment	—	15.8
Loss on redemption of bonds	—	14.3
(Gain) loss related to affiliate	(30.3)	1.8
Other	(1.5)	0.9
Tax impact of special items and other net tax adjustments [4]	(12.1)	(29.8)

Adjusted net income attributable to Lear	$526.5	$400.3

Weighted average number of diluted shares outstanding	74.7	78.6

Diluted net income per share attributable to Lear	$7.11	$4.19

Adjusted earnings per share	$7.05	$5.10

[1]	Content per Vehicle for 2015 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	July 2, 2016	June 27, 2015
Adjusted Segment Earnings

Seating
Net sales	$3,640.4	$3,577.7

Segment earnings	$287.7	$214.5
Costs related to restructuring actions	18.5	38.3
Other	(4.0)	0.1

Adjusted segment earnings	$302.2	$252.9

Adjusted segment margins	8.3%	7.1%

Electrical
Net sales	$1,084.4	$1,057.4

Segment earnings	$151.4	$141.9
Costs related to restructuring actions	8.3	5.0
Other	1.2	—

Adjusted segment earnings	$160.9	$146.9

Adjusted segment margins	14.8%	13.9%

	Six Months Ended
	July 2, 2016	June 27, 2015
Adjusted Segment Earnings

Seating
Net sales	$7,242.4	$7,062.7

Segment earnings	$579.3	$410.6
Costs related to restructuring actions	25.7	45.7
Acquisition-related inventory fair value adjustment	—	15.8
Other	(4.0)	0.1

Adjusted segment earnings	$601.0	$472.2

Adjusted segment margins	8.3%	6.7%

Electrical
Net sales	$2,145.3	$2,093.8

Segment earnings	$301.2	$278.9
Costs related to restructuring actions	11.2	5.9
Other	2.4	—

Adjusted segment earnings	$314.8	$284.8

Adjusted segment margins	14.7%	13.6%